UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2006 (July 31, 2006)

Cendant Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 413-1800

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of the close of business on July 31, 2006, Cendant Corporation (“Cendant”) completed the separation of Realogy Corporation (“Realogy”) and Wyndham Worldwide Corporation (“Wyndham”), formerly wholly owned subsidiaries of Cendant that hold directly or indirectly the assets and liabilities associated with Cendant’s Real Estate Services businesses and the assets and liabilities associated with Cendant’s Hospitality Services (including Timeshare Resorts) businesses, respectively, by distributing all of the shares of common stock of Realogy and Wyndham to Cendant stockholders in a tax-free stock dividend (each a “Distribution” and collectively, the “Distributions”). Upon such Distributions, Cendant stockholders received 100% of the common stock of Realogy and Wyndham, as applicable, which are now independent public companies trading under the symbols “H” and “WYN,” respectively, on the New York Stock Exchange. In addition, in furtherance of the completion of the plan of separation (the “Separation Plan”), as previously announced on June 30, 2006, Cendant entered into a definitive agreement to sell Travelport, Inc. (“Travelport”) to an affiliate of The Blackstone Group and confirmed that it will use the net proceeds from such sale (after taxes, fees and expenses and retirement of Travelport’s borrowings) to reduce the indebtedness allocated to Realogy and Wyndham. Details of the Realogy and Wyndham Distributions and the Separation Plan can be found in Realogy’s and Wyndham’s information statements, which were attached as Exhibit 99.1 to Realogy’s Current Report on Form 8-K and Exhibit 99.2 to Wyndham’s Current Report on Form 8-K, respectively, each of which were filed with the Securities and Exchange Commission (“SEC”) on July 19, 2006 (the “Information Statements”).

Modifications to Certain Equity Incentive Awards

In connection with the distributions of all of the shares of common stock of Realogy and Wyndham, the Compensation Committee of Cendant’s Board of Directors approved a change to the date on which all Cendant equity awards (including Realogy and Wyndham awards granted as an adjustment to such Cendant equity awards) will become fully vested. Such equity awards will now vest on August 15, 2006 rather than August 30, 2006 (which was the previous date upon which such equity awards were to vest). The foregoing will apply to current employees (other than Cendant’s current Chairman and Chief Executive Officer, Mr. Henry R. Silverman, who has not received any such awards since 2001) as of the date of the proposed vesting, as well as employees whose employment terminated in connection with Cendant’s plan of separation. As disclosed in the Information Statements, the number of Cendant restricted stock units expected to receive accelerated vesting is approximately 10.6 million and the number of Cendant options expected to receive accelerated vesting is approximately 1.1 million. The numbers of shares and options referenced do not give effect to adjustments that will occur if our anticipated one-for-ten reverse stock split is completed.

2006 Long-Term Incentive Awards

The numbers of shares and options referenced do not give effect to adjustments that will occur if our anticipated one-for-ten reverse stock split is completed.

Equity Awards

On August 1, 2006, Ronald L. Nelson, Cendant’s President and Chief Financial Officer, received a long-term equity incentive grant with a value of $6 million and F. Robert Salerno and David B. Wyshner, who are expected to become Cendant’s President and Chief Operating Officer and Executive Vice President, Chief Financial Officer and Treasurer, respectively, following completion of the sale of Travelport, received long-term equity incentive grants with a value of $2 million and $1 million, respectively (collectively, the “Equity Awards”). The Equity Awards were granted in the form of two equity incentive awards relating to Cendant’s common stock.

One of these awards was granted in the form of stock-settled stock appreciation rights, with a per share exercise price equal to the closing price of a share of Cendant’s common stock on the first day of trading following the date of the Realogy and Wyndham distributions, has a value on the date of grant of $3 million, $1 million and $500,000 for Mr. Nelson, Mr. Salerno and Mr. Wyshner, respectively, and will vest in equal installments on each of the first four anniversaries of July 31, 2006 for Mr. Nelson and solely in one installment on July 31, 2009 for Mr. Salerno and Mr. Wyshner subject to each grantee’s continued employment with Cendant through such vesting date(s). The other of these awards was granted in the form of restricted stock units, which has a value on the grant date of $3 million, $1 million and $500,000 for Mr. Nelson, Mr. Salerno and Mr. Wyshner, respectively, and will vest (or not vest) in one installment equal to half of the award on July 31, 2008 and in two equal installments thereafter on each of July 31, 2009 and 2010 for Mr. Nelson and solely in one installment on July 31, 2009 for Mr. Salerno and Mr. Wyshner subject, in each case, to Cendant’s attainment of pre-established performance goals substantially relating to the compound annual growth rate in earnings before income taxes.

Set forth below is the summary of each type of Equity Award:

Name	Number of RSUs(1)	Number of SSAR(2)	Per Share Exercise Price of SSAR	Expiration Date of SSAR
Mr. Nelson	1,229,508	3,370,787	$2.44	August 1, 2013
Mr. Salerno	409,836	1,086,957	$2.44	August 1, 2013
Mr. Wyshner	204,918	543,478	$2.44	August 1, 2013

(1)	Determined by taking the aggregate value of such award and dividing such values by the per share closing price of a share of Cendant’s common stock on the first day of trading following the date of Realogy and Wyndham distributions.
(2)	Determined by dividing the aggregate value of the grant by the Black-Scholes value of a right as of the grant of such award (the first trading day following the Realogy and Wyndham distributions using the closing price).

2006 Annual Grant

In addition to the Equity Awards described above, on August 1, 2006, persons who we determined will be key employees of Cendant Corporation following the completion of the sale of Travelport, received incentive awards (the “2006 Annual Grant”). The 2006 Annual Grant was made in the form of restricted stock units which settle in the form of shares of our common stock. The total aggregate value of the 2006 Annual Grant is approximately $38.8 million. The number of Cendant common stock covered by such grant equals approximately 15.9 million shares. Such number was derived by dividing the aggregate value of such grant (i.e. $38.8 million) by the fair market value of our common stock as of the grant of such award (the first trading day following the Realogy and Wyndham distribution using the closing price, i.e. $2.44). Such awards will vest with respect to 25% of the shares underlying the applicable award on each of the first four anniversaries of May 2, 2006, subject to the holders’ continued employment with us.

In addition to the Equity Awards described above, Mr. Salerno and Mr. Wyshner received grants with a value of $3 million and $2 million, respectively, which are part of the 2006 Annual Grant. After dividing such values by the closing price of our common stock of $2.44 on the date following the completion of the Realogy and Wyndham distributions, Mr. Salerno and Mr. Wyshner received 1,229,508 and 819,672 RSUs, respectively. Mr. Nelson did not receive an additional award pursuant to the 2006 Annual Grant.

Item 1.02 Termination of a Material Definitive Agreement

The information included in Items 1.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this item. In connection with the Distributions and the Separation Plan, Messrs. Stephen P. Holmes and Richard A. Smith entered into employment agreements with Wyndham and Realogy, respectively, disclosed in Item 1.01 of Cendant’s Current Report on Form 8-K filed with the SEC on June 30, 2006, which is incorporated by reference into this item. Such employment agreements became effective upon the completion of the applicable Distribution, and supersede their former employment agreements with Cendant. Ms. Virginia M. Wilson entered into an employment agreement with Wyndham as disclosed in Item 1.01 of Wyndham’s Current Report on Form 8-K filed with the SEC on July 19, 2006, which is incorporated by reference into this item. Ms. Wilson’s employment agreement with Wyndham also became effective upon the completion of the Wyndham Distribution, and such agreement supersedes her employment agreement with Cendant.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in the first paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item. As a result of the Distributions, Cendant stockholders of record as of July 21, 2006 (the “Record Date”) received one share of Realogy and Wyndham common stock for every four and five shares, respectively, of Cendant common stock held as of the Record Date. Cendant distributed to its stockholders approximately 250 million and 200 million shares of Realogy and Wyndham common stock, respectively, in the Distributions. The unaudited pro forma financial statements of Cendant and related notes thereto, which are attached to this Current Report on Form 8-K as Exhibit 99.2, are incorporated by reference into this item.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information included in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this item. In connection with the Distributions and Separation Plan, three officers of Cendant resigned effective on July 31, 2006. Mr. Stephen P. Holmes resigned from his position as Chairman and Chief Executive Officer of Cendant’s Travel Content Services Division, and prior to the Wyndham Distribution Mr. Holmes was named Chairman and Chief Executive Officer of Wyndham. Mr. Richard A. Smith resigned from his position as Chairman and Chief Executive Officer of Cendant’s Real Estate Services Division, and prior to the Realogy Distribution Mr. Smith was named Realogy’s Vice Chairman of the Board of Directors and President. Ms. Virginia M. Wilson resigned as Cendant’s Chief Accounting Officer, and prior to the Wyndham Distribution Ms. Wilson was named Wyndham’s Chief Financial Officer. Also in connection with the Distributions and Separation Plan, Mr. John T. McClain was named Chief Accounting Officer and Senior Vice President of Cendant.

Item 8.01 Other Events.

The information included in the first paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item. A copy of Cendant’s press release announcing the completion of the Distributions of Realogy and Wyndham, dated July 31, 2006, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Form of Award Agreement — Restricted Stock Units

10.2	Form of Award Agreement — Stock Appreciation Rights

99.1	Press Release of Cendant Corporation, dated as of July 31, 2006

99.2	Unaudited Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION

By:	/s/ John T. McClain
John T. McClain
Senior Vice President and Chief Accounting Officer

Date: August 4, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Award Agreement — Restricted Stock Units

10.2	Form of Award Agreement — Stock Appreciation Rights

99.1	Press Release of Cendant Corporation, dated as of July 31, 2006

99.2	Unaudited Pro Forma Financial Information